Exhibit 10.9
ALTERNATIVE FUELS AMERICA, INC.
2131 Hollywood Boulevard, Suite 401
Hollywood, Florida 33020

Effective as of December 1, 2011

Dear Mr. Sarid:

This letter agreement (the "Agreement") when countersigned by you will constitute the following agreement between Alternative Fuels America, Inc., a Delaware corporation, f/k/a Netspace International, Inc. ("AFAI") and you with respect to the conversion of that certain Secured Convertible Promissory Note held by you originally entered into by Minnesota Investment Group, LLC, a Minnesota limited liability company ("MIG"), as holder, and Netspace International, Inc., a Delaware corporation, as maker, a copy of which is attached hereto as Exhibit A .(the "Note"). You are the current holder of the Note pursuant to that certain Assignment of Promissory Note by and between MIG, as assignor, and you, as assignee, a copy of which is attached hereto as Exhibit B. Capitalized terms used herein and not otherwise defined shall have the respective meanings accorded thereto in the Note. In consideration of the mutual agreements herein made, you and AFAI do hereby agree as follows:

1.           Conversion. The Note is hereby converted into 43,333,333 shares of common stock of AFAI (the "Conversion Shares") pursuant to the conversion option found in Section 8 of the Note.

2.           Waiver. You will not assert, and hereby waive, any right you may have to collect the Default Amount under the Note. You further waive any other rights, whether legal or equitable, that you may have resulting from an Event of Default under the Note, including payment.

3.           Representations and Warranties. You hereby represent, warrant and covenant to AFAI that:

(a)           You are an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") or a non US-Person as such term is defined in Rule 902 of Regulation S promulgated under the Securities Act, and you are able to bear the economic risk of an investment in the Conversion Shares. In addition, you have such knowledge and experience in business and financial matters, including prior investments in non-listed and non-registered securities, as is necessary in order to evaluate the merits and risks of your investment in the Conversion Shares.

(b)           You are acquiring the Conversion Shares for your own account for investment only, and not for resale or with a view to the distribution thereof.

(c)           You have had such an opportunity as you have deemed adequate to obtain from AFAI such publicly available information as is necessary to permit yourself to evaluate the merits and risks of an acquisition conversion investment in AFAI and have consulted with your own advisers with respect to your investment in AFAI.

(d)           You, individually, or with your professional advisers, have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Conversion Shares and to make an informed investment decision with respect thereto.

(e)           You acknowledge that all of the Conversion Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Securities Act"). Such Conversion Shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Securities Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and AFAI has been furnished with an opinion of counsel satisfactory in form and substance to AFAI that such registration is not required.

4.           Miscellaneous. Any and all disputes over the terms or conditions of this Agreement shall be subject to and governed by the laws of the State of Florida, and brought in a Court located in the County of Broward. Both parties hereby agree that such court shall have personal jurisdiction over them. If any portion of this Agreement is deemed to be illegal or unenforceable due to conflict with local, state or federal law, the remaining terms of this Agreement shall continue in full force and effect. This Agreement may be executed in any number of counterparts, each of which when executed and delivered, shall be deemed to be an original, but all such counterparts together shall constitute one instrument. In the event of litigation among the parties as to their rights and obligations under this Agreement, the prevailing party in such litigation shall be entitled to recover its attorneys' fees and expenses from the non- prevailing party. Except as otherwise set forth in this Agreement, this Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof. This Agreement shall be binding upon the parties hereto and upon their respective successors, assigns, executors and administrators. The parties acknowledge that they have read, understand, and agree to the contents of this Agreement. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against either party unless such modification, amendment or waiver is approved in writing by both parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

If the foregoing correctly sets forth our understanding, kindly acknowledge by executing this Agreement.

Very truly yours,

ALTERNATIVE FUELS AMERICA, INC.

	By:	/s/ Craig Frank
Craig Frank, Chief Executive Officer

AGREED TO AND ACCEPTED EFFECTIVE
AS OF THE 1ST DAY OF DECEMBER 2011.

/s/ Ilan Sarid
Iland Sarid